UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 7, 2010
Horsehead Holding Corp.

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

001-33658	20-0447377

(Commission File Number)	(IRS Employer Identification No.)

4955 Steubenville Pike, Suite 405, Pittsburgh, Pennsylvania	15205

(Address of Principal Executive Offices)	(Zip Code)
(724) 774-1020

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
(a) At 11:00 a.m. (Eastern Time) on May 7, 2010, Horsehead Holding Corp. (the “Company”) held its annual meeting of stockholders at the Marriott Philadelphia West, 111 Crawford Avenue, West Conshohocken, Pennsylvania 19428 (the “Annual Meeting”).
(b) The issued and outstanding shares of stock of the Company entitled to vote at the Annual Meeting consisted of 43,334,955 shares of the common stock, par value $0.01 per share, of the Company outstanding on the record date, March 24, 2010. The stockholders of the Company voted on two matters at the Annual Meeting, both of which were approved. The final voting results from the Annual Meeting were as follows.
(1) James M. Hensler was elected as a Class I director with a term expiring at the annual meeting of stockholders of the Corporation to be held in 2013, with 36,441,570 votes for and 934,906 votes withheld with respect to such nominee and a total of 2,806,212 abstentions and broker non-votes, and (2) the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010 was ratified with 40,145,771 votes for, 25,016 votes against and 11,901 abstentions.

SIGNATURES
According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on May 12, 2010.

HORSEHEAD HOLDING CORP.
By:	/s/ Robert D. Scherich
Robert D. Scherich
Its: Vice President and Chief Financial Officer